UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2013

Rightscorp, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-171486	33-1219445
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

1020 14th Ave., Suite 304, SW, Calgary, Alberta, Canada, T2R 0N9
(Address of principal executive offices)

(403) 850-8227
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 8 – OTHER EVENTS

Item 8.01     Other Events.

On July 18, 2013, Rightscorp, Inc. (the “Company”) sent an Information Statement to its stockholders regarding certain actions to be taken by the Company.  A copy of the Information Statement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As described in the Information Statement, on July 17, 2013, stockholders holding an aggregate of twenty two million two hundred thousand (22,200,000) shares of common stock, which constitutes a majority of the voting power of the Company, took action by written consent for the purpose of approving a Certificate of Amendment to Articles of Incorporation of the Company to authorize an increase in the authorized Common Stock from sixty-five million (65,000,000) shares of Common Stock to two hundred fifty million (250,000,000) shares of Common Stock, each with a par value of $0.001 (the “Authorized Common Stock Amendment”).

On July 18, 2013, the Authorized Common Stock Amendment became effective upon filing with the Nevada Secretary of State.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name
99.1	Information Statement of Rightscorp, Inc., dated July 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rightscorp, Inc.

Date: July 18, 2013	By:	/s/ Lester Esguerra Martinez
Lester Esguerra Martinez
Chief Executive Officer. President, Chief Financial Officer, Director